                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80577, No. 333-00514, No. 333-46473, No.
333-80087, No. 333-80089, No. 333-85093, No. 333-38966, No. 333-38988, No.
333-50582, No. 333-50584, No. 333-68362, No. 333-106670 and No. 333-111520) and
the Registration Statements on Form S-3 (No. 333-49092 and No. 333-111547) of RadiSys Corporation and subsidiaries of our report dated February 13, 2004, relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP


Portland, Oregon
March 4, 2004